Exhibit 10.2

Morgan Stanley & Co. International plc
c/o Morgan Stanley & Co. LLC
1585 Broadway, 5th Floor
New York, NY 10036

July 11, 2013
To:	Healthways, Inc. 701 Cool Springs Boulevard Franklin, Tennessee 37067 Attention:Chief Financial Officer Telephone No.:615-614-4929 Facsimile No.:615-778-0486

Re:            Amendment to Call Option Transaction

This letter agreement (this "Amendment") amends the terms and conditions of the transaction (the "Transaction") evidenced by the letter agreement re: Call Option Transaction between Morgan Stanley & Co. International plc ("Dealer") and Healthways, Inc. ("Counterparty") dated as of July 1, 2013 (the "Confirmation").
1.            Definitions.  Capitalized terms used herein without definition shall have the meanings assigned to them in the Confirmation.

2.            Representations and Warranties of Counterparty.  Each of the representations and warranties made pursuant to the Agreement and the Confirmation on the Trade Date and/or the Premium Payment Date are hereby deemed to be repeated on the date hereof and/or on the "Additional Closing Date" (as such term is defined in the Purchase Agreement), as the case may be, as if:

(a)            References in the Confirmation to "the Trade Date" and "the date hereof" and the reference in the Agreement to "each date on which a Transaction is entered into", in each case, were references to the date hereof;

(b)            References in the Agreement to "this Agreement" (1) in the context of execution and delivery thereof, were references to this Amendment and (2) in all other contexts, were references to the Agreement, as supplemented by the Confirmation, as amended by this Amendment; and

(c)            References in the Confirmation (1) to "the Transaction" were references to the Transaction, as the terms thereof are amended by this Amendment and (2) to "this Confirmation" (or related references, such as "hereunder" or "hereby") (x) in the context of execution and delivery thereof, were references to this Amendment and (y) in all other contexts, were references to the Confirmation as amended by this Amendment.

3.            Amendments.  The Confirmation is hereby amended as follows:

(a)            The number "125,000" opposite the caption "Number of Options" in Section 2 of the Confirmation is hereby replaced with the number 150,000.

(b)            The figure "USD 15,312,500" opposite the caption "Premium" in Section 2 of the Confirmation is hereby replaced with the figure USD 18,375,000.

4.            Premium.  Counterparty shall pay to Dealer USD 3,062,500, representing the increase in the Premium as noted in Section 3(b) hereof, on the "Additional Closing Date".

5.            Opinions.  Counterparty shall deliver to Dealer an opinion of counsel, dated as of the date hereof, with respect to the matters set forth in Sections 8(a) through (c) of the Confirmation (giving effect to the deemed amendments under Section 2 above).  In respect of obligations under the Confirmation as amended by this Amendment, delivery of such opinion to Dealer shall be a condition precedent for the purpose of Section 2(a)(iii) of the Agreement with respect to each such obligation of Dealer under Section 2(a)(i) of the Agreement.

6.            Effectiveness.  Subject to the immediately succeeding sentence, this Amendment shall become effective upon execution hereof by the parties hereto. In the event that the sale of "Option Securities" (as such term is defined in the Purchase Agreement) is not consummated by Counterparty and the Initial Purchasers for any reason, or Counterparty fails to deliver the opinion of counsel as required under Section 5 above, in each case by 5:00 p.m. on the "Additional Closing Date", or such later date as agreed by the parties (the "Additional Closing Date" or such later date, the "Amendment Early Unwind Date"), the amendments in Section 3 hereof and the obligation to make the payment referenced in Section 4 hereof shall be null and void, and the Transaction shall remain and continue in full force and effect as if this Amendment had not been entered into. All references in the Confirmation to "the Transaction" are deemed to be references to the Transaction as amended hereby, and all references to "the Confirmation" are deemed to be references to the Confirmation as amended hereby. Except as amended hereby, all the terms of the Transaction and provisions in the Confirmation shall remain and continue in full force and effect and are hereby confirmed in all respects.

7.            Counterparts.This Amendment may be signed in any number of counterparts, each of which shall be an original, with the same effect as if all of the signatures thereto and hereto were upon the same instrument.

8.            Governing Law.  The provisions of this Amendment shall be governed by the laws of the State of New York law (without reference to choice of law doctrine).

Counterparty hereby agrees (a) to check this Amendment carefully and immediately upon receipt so that errors or discrepancies can be promptly identified and rectified and (b) to confirm that the foregoing (in the exact form provided by Dealer) correctly sets forth the terms of the agreement between Dealer and Counterparty with respect to the Amendment, by manually signing this Amendment or this page hereof as evidence of agreement to such terms and providing the other information requested herein and immediately returning an executed copy to Dealer.
Yours faithfully,
MORGAN STANLEY & CO. INTERNATIONAL PLC

By:  /s/ Joseba Picaza
Name:         Joseba Picaza
Title:            Executive Director

MORGAN STANLEY & CO. LLC
By:  /s/ Serkan Savasoglu
Name:       Serkan Savasoglu
Title:          Managing Director

[Signature Page for Amendment to Morgan Stanley Call Option Transaction Confirmation]

Confirmed and Acknowledged as of the date first above written:

HEALTHWAYS, INC.

By:	/s/ Alfred Lumsdaine
Name:       Alfred Lumsdaine
Title:          Executive Vice President, Chief Financial Officer

[Signature Page for Amendment to Morgan Stanley Call Option Transaction Confirmation]